EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Subsidiaries - Direct/wholly-owned                                                      State of Incorporation
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Community Bank                                                                                   Alabama

Subsidiaries - Indirect/wholly-owned by Community Bank

Community Appraisals, Inc.                                                                       Alabama
Community Insurance Corporation                                                                  Alabama
1st Community Credit Corporation                                                                 Alabama

Subsidiaries - Indirect/controlled (51% ownership) by
        Community Insurance Corporation

Southern Select Insurance, Inc.                                                                  Alabama